Exhibit 99.1

The Science of Wireless Communications	NEWS RELEASE
Atlanta, Georgia
November 3, 2006

Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS TECHNOLOGIES ANNOUNCES
THIRD QUARTER EARNINGS
ATLANTA – November 3, 2006 – EMS Technologies, Inc. (Nasdaq — ELMG) today reported third quarter revenues of $76.1 million and earnings from continuing operations of $6.2 million or $.40 per share. These results included a non-recurring benefit of $.18 per share from an increase in the estimated research and development tax credits available to the Company. The Company’s consolidated earnings from continuing operations for the comparable quarter in 2005 were $3.3 million or $.29 per share, on revenues of $84.4 million.
     Paul Domorski, president and chief executive officer, commented, “We were pleased with the financial results for the third quarter. In addition to the one-time benefit of an increased estimate of available R&D tax credits, the Company earned $.22 per share from continuing operations, as adjusted, and has achieved successive quarterly earnings growth during 2006. LXE, SATCOM and Defense & Space Systems (“D&SS”) combined to report solid profits for the third quarter and first nine months, and our EMS Wireless division managed to fully mitigate the effects of a soft revenue quarter and achieve breakeven results.
•	“LXE continued to be a model of consistent performance, reporting record quarter-over-comparable-quarter revenues for the sixteenth consecutive period. Orders from the U.S. market were impressive, led by success with large multinational corporations that have been longstanding repeat customers. In technology and products, we recently announced the HX2 – a small, wearable computer for hands-free operation – and the VX3X for use on smaller warehouse vehicles. We also successfully completed the complex product transition for compliance with the European Union’s ROHS guidelines, with little impact in product availability or delivery timeliness to our EU customers.

•	“D&SS orders again exceeded revenues for the quarter, and the backlog increased to more than $57 million – the highest level in six years. Significant new orders during the third quarter related to U.S. national security space programs, Germany’s SatcomBW, Sirius satellite radio, and NASA’s Mars Terminal Descent Sensor Antenna program. In addition, D&SS’s program execution during the third quarter was quite good, resulting in the division generating positive cash flow and reporting its most profitable quarter in 2006.

•	“SATCOM’s revenues for the first nine months exceeded total revenues for the entire preceding year. During the third quarter, the division had a significant increase in sales to non-military aeronautical markets via distribution through SATCOM’s industrial partners. The third quarter also included a major development for the aeronautical product portfolio, when Inmarsat granted approval of both the AMT 3500 and AMT 3800 aeronautical antennas. This action made SATCOM the first manufacturer to earn approval for the latest generation of aeronautical antennas for Inmarsat’s new Swift Broadband service.

NEWS RELEASE
(Continued)

Atlanta, GA
November 3, 2006
•	“EMS Wireless continued to improve its organization by significantly reducing its cost structure during the third quarter and focusing greater sales and marketing efforts on higher margin products. These steps were crucial to EMS Wireless achieving breakeven results in a soft revenue quarter. Third quarter orders confirm that the division remains a preferred supplier to the major North American wireless carriers, and it is proceeding with its development plans to expand its product families and address emerging WIMAX and AWS markets.
     “There was a major development in our business after the end of the third quarter. EMS announced that it had signed a definitive agreement to sell the EMS Wireless division for $50.5 million, payable at closing. This transaction is expected to close before the end of the year, and should result in a net after-tax gain from disposal of approximately $16 million. I believe the sale will create a better future for the Wireless division, by marrying its product and customer-relationship strengths with the greater scale and strategic synergies offered by the purchaser, Andrew Corporation (a global leader in communications systems and products). For EMS, the transaction will enable us to focus our efforts on the development of our three core businesses – LXE, D&SS, and SATCOM – through expanded R&D investment and pursuit of strategic opportunities.
     “Based on performance-to-date and expectations for the remainder of the year, the profit outlook for LXE, D&SS and SATCOM is encouraging. With the pending sale, EMS Wireless’s results will be reported in discontinued operations for the 2006 fourth quarter and full year, and corporate expenses that had previously been allocated to EMS Wireless for financial reporting will be absorbed by continuing operations. As to our earnings guidance for 2006, the effect of these changes in results from continuing operations will be offset by the benefits from the reported change in estimate of R&D tax credits available. Assuming that the sale of EMS Wireless occurs as expected with a related gain on disposal, net earnings per share (continuing and discontinued operations combined) are expected to be in the range of $1.70 — $1.85. In addition, we project that the 2006 consolidated earnings from continuing operations will be in the higher end of the range of the previously announced $.70 to $.80 per share.”

EMS Technologies, Inc. is an innovative leader in the technology of advanced wireless communications, focusing on the needs of the mobile information user and broadband applications. Headquartered in Atlanta and with approximately 1,200 workers worldwide, we provide wireless communications products for diverse markets, including commercial and defense. The Company’s business units address the needs of different markets, but they share a common foundation in broadband and other advanced wireless technologies, leading to important technical and marketing synergies:
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;
(more)

Page - 2 -

NEWS RELEASE
(Continued)

Atlanta, GA
November 3, 2006
•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
The Company’s consolidated results at September 30, 2006 include the operations of the EMS Wireless division, which is recognized globally as a leading supplier of RF-based mobile telephony solutions. On November 1, 2006, the Company announced that it had entered into a definitive agreement to sell the EMS Wireless division, with closing expected to occur before the end of the fourth quarter of 2006. In future periods, comparable historical financial data will be recast to reflect continuing operations as comprising only LXE, Defense & Space Systems and SATCOM, and EMS Wireless will be reported as discontinued operations.
There will be a conference call at 9:30 AM Eastern time on Friday, November 3, 2006 in which the Company’s management will discuss the financial results for the third quarter of 2006. If you would like to participate in this conference, please call 800-647-3898 (international callers use 641-297-7675) within approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Friday, November 10, 2006 by dialing 800-615-9956 (international callers use 973-854-2594).
Statements contained in this press release regarding the Company’s expectations for its financial results for 2006, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	uncertainties associated with the completion of the sale of EMS Wireless which, as with all such major transactions, is subject to various closing conditions that must be met by the parties, including continued accuracy of various representations and warranties, performance of various covenants of the parties, and the obtaining of certain third party consents:

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;
(more)

Page - 3 -

NEWS RELEASE
(Continued)

Atlanta, GA
November 3, 2006
•	the ability of the Company to obtain patent licenses, with satisfactory license rights and royalty rates, from owners of RFID-related patents that the Company concludes are valid and would otherwise be infringed by Company products;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications);

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;

•	the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services, and the possible effect of public health concerns about alleged health risks of radio frequency emissions;
(more)

Page - 4 -

NEWS RELEASE
(Continued)

Atlanta, GA
November 3, 2006
•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2005 and in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006.
(more)

Page - 5 -

NEWS RELEASE
(Continued)

Atlanta, GA
November 3, 2006
EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)

	Quarters Ended		Nine Months Ended
	Sep 30	Oct 1	Sep 30	Oct 1
	2006	2005	2006	2005
Net sales	$76.1	84.4	228.8	226.2
Cost of sales	48.4	58.2	147.6	153.4
Selling, general and administrative expenses	19.0	16.3	55.1	48.4
Research and development expenses	5.0	4.0	15.1	11.7

Operating income	3.7	5.9	11.0	12.7
Interest and other income	0.6	0.3	1.6	0.5
Foreign exchange loss	(0.1)	(0.2)	(0.8)	(0.3)
Interest expense	(0.4)	(1.0)	(1.7)	(3.0)

Earnings before income taxes	3.8	5.0	10.1	9.9
Income tax expense(benefit)	(2.4)	1.7	(0.5)	3.4

Earnings from continuing operations	6.2	3.3	10.6	6.5
Loss from discontinued operations	(0.6)	(4.3)	(3.1)	(13.5)

Net earnings (loss)	$5.6	(1.0)	7.5	(7.0)

Net earnings (loss) per share:
Basic — from continuing operations	$0.40	0.30	0.74	0.58
Basic — from discontinued operations	(0.03)	(0.39)	(0.22)	(1.20)

Basic earnings (loss) per share	$0.37	(0.09)	0.52	(0.62)

Diluted — from continuing operations	$0.40	0.29	0.73	0.58
Diluted — from discontinued operations	(0.03)	(0.38)	(0.21)	(1.20)

Diluted earnings (loss) per share	$0.37	(0.09)	0.52	(0.62)

Weighted average number of shares:
Common	15.2	11.2	14.4	11.2
Common and dilutive common equivalent	15.3	11.2	14.5	11.2
(more)

Page - 6 -

NEWS RELEASE
(Continued)
Atlanta, GA
November 3, 2006
EMS Technologies, Inc.
Consolidated Balance Sheets
(In millions)

	Sep 30	Dec 31
	2006	2005
Cash and cash equivalents	$64.2	15.6

Receivables billed, net	62.9	70.9
Unbilled receivables under long-term contracts	27.5	25.1
Customer advanced payments	(4.3)	(3.0)

Trade accounts receivable, net	86.1	93.0

Inventories	39.5	34.7
Other current assets	1.4	2.1
Assets held for sale	—	6.7

Current assets	191.2	152.1

Net property, plant and equipment	34.0	34.3
Goodwill	13.5	13.5
Other assets	20.9	19.6

	$259.6	219.5

Bank debt and current installments of long-term debt	$3.3	6.8
Accounts payable	26.4	34.1
Other current liabilities	28.7	24.5
Liabilities related to assets held for sale	—	2.1

Current liabilities	58.4	67.5
Long-term debt, less current installments	12.0	36.6
Other liabilities	1.9	1.7
Shareholders’ equity	187.3	113.7

	$259.6	219.5

(more)

Page - 7 -

NEWS RELEASE
(Continued)
Atlanta, GA
November 3, 2006
Reconciliation of Non-GAAP Financial Information
(in millions, except per share data)

	Quarter Ended	Diluted
	Sep 30, 2006	EPS
Earnings from continuing operations, as reported	$6.2	0.40
Professional fees, net of tax benefit, to assist in analysis of research and development expenditures	0.7	0.05
Increase in estimate of U.S. tax credits for research and development	(3.6)	(0.23)

Earnings from continuing operations, as adjusted	$3.3	0.22

EMS Technologies, Inc.
Segment Data
(In millions)

	Quarters Ended		Nine Months Ended
	Sep 30	Oct 1	Sep 30	Oct 1
	2006	2005	2006	2005
Net sales
LXE	$33.0	30.7	99.8	89.2
Defense & Space Systems	13.7	13.4	37.0	38.0
SATCOM	18.0	14.4	52.0	36.4
EMS Wireless	11.4	25.9	40.0	62.6
Other	—	—	—	—

Total	$76.1	84.4	228.8	226.2

Operating income (loss)
LXE	$2.4	1.5	7.1	4.7
Defense & Space Systems	1.0	1.6	1.8	2.5
SATCOM	1.1	1.5	4.0	2.9
EMS Wireless	—	1.3	(0.5)	3.0
Corporate and Other	(0.8)	—	(1.4)	(0.4)

Total	$3.7	5.9	11.0	12.7

Earnings (loss) from continuing operations
LXE	$1.5	0.9	4.2	2.7
Defense & Space Systems	0.6	0.9	0.9	1.4
SATCOM	1.2	1.2	3.7	2.4
EMS Wireless	(0.1)	0.7	(0.5)	1.6
Corporate and Other	3.0	(0.4)	2.3	(1.6)

Total	$6.2	3.3	10.6	6.5

(more)

Page - 8 -

NEWS RELEASE
(Continued)
Atlanta, GA
November 3, 2006

For further information please contact:	Don T. Scartz Chief Financial Officer 770-729-6510
# # # #